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                                                                      Exhibit 10



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-38270) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Company Variable Annuity Account H, and to the use therein of our report dated March 10, 2000, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.



Fort Wayne, Indiana
September 1, 2000

                                         /s/ Ernst & Young LLP